Exhibit 4.1

APOLLO GLOBAL MANAGEMENT, LLC

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

A

CLASS A COMMON SHARES WITHOUT PAR VALUE

CUSIP 000000 00 0

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES, WITHOUT PAR VALUE, OF APOLLO GLOBAL MANAGEMENT, LLC

a Delaware limited liability company (the “Company”) transferable only on the books of the Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer

APOLLO GLOBAL MANAGEMENT, LLC

LIMITED LIABILITY COMPANY

SEAL DELAWARE 2007

Chief Financial Officer

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

BY:

(New York, NY)

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

THE HOLDER OF CLASS A COMMON SHARES, BY ACCEPTANCE OF THIS CERTIFICATE, SHALL BE DEEMED TO HAVE (A) REQUESTED ADMISSION AS, AND AGREED TO BECOME, A MEMBER OF THE COMPANY, (B) AGREED TO COMPLY WITH, AND BE BOUND BY, THE TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED, SUPPLEMENTED OR RESTATED, THE “OPERATING AGREEMENT”) OF THE COMPANY, (C) GRANTED THE POWERS OF ATTORNEY PROVIDED FOR IN THE OPERATING AGREEMENT AND (D) MADE THE WAIVERS AND GIVEN THE CONSENTS AND APPROVALS CONTAINED IN THE OPERATING AGREEMENT. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A COPY OF THE OPERATING AGREEMENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).